UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2012

Sutron Corporation
(Exact name of registrant as specified in its charter.)

Virginia	0-12227	54-1006352
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

22400 Davis Drive, Sterling Virginia       20164

 (Address of principal executive offices)     (Zip Code)

(703) 406-2800

(Issuer’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

As previously disclosed in its Current Report on Form 8-K filed on May 4, 2012, on April 30, 2012, Sutron Corporation (“Sutron”) entered into an asset purchase agreement (the “Agreement”) by and among Sutron, IPS MeteoStar, Inc. (“IPSM”), Information Processing Systems of California, Inc. (“IPS”), Clarence L. Boice and Shirley H. Boice to acquire substantially all of the commercial and operating assets of IPSM for a cash purchase price of $4,175,000 and the assumption of certain liabilities of up to $175,000, subject to a partial escrow to secure certain representations and warranties.  The Closing of the Agreement was subject to customary conditions, including receipt of consents from third parties.  On May 23, 2012, Sutron consummated the closing of the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which was filed as Exhibit 2.1 to the Form 8-K filed by Sutron on May 4, 2012 and is incorporated by reference herein.

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As described in “Item 1.01. Entry into a Material Definitive Agreement” of this report, on May 23, 2012, Sutron completed the acquisition of substantially all the commercial and operating assets of IPSM.  The information set forth under “Item 1.01.  Entry into a Material Definitive Agreement” in this report is incorporated herein by reference.

ITEM 8.01.  Other Events

On May 24, 2012, Sutron Corporation issued a news release regarding the closing of the acquisition of substantially all of the commercial and operating assets of IPSM.  The news release is filed as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits

(d)   Exhibits

Exhibit 99.1 — News Release of Sutron Corporation dated May 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutron Corporation
(Registrant)

Date: May 30, 2012	By:	/s/ Sidney C. Hooper
Sidney C. Hooper
Chief Financial Officer and Principal Accounting Officer